UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 31, 2011 (October 31, 2011)

Duff & Phelps Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33693	20-8893559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, 31st Floor, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(212) 871-2000

N/A
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 15, 2011, Duff & Phelps Corporation (the "Company") filed a Current Report on Form 8-K (the "Original Report") to report under Item 5.02 that John Kritzmacher had been appointed to the Board of Directors of the Company. The Original Report is hereby amended to provide the information set forth herein which was not determined or available at the time of the Original Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, John Kritzmacher was appointed to the Board of Directors of the Company on September 13, 2011. In connection with his appointment, Mr. Kritzmacher was granted 3,089 shares of Class A common stock of the Company on October 31, 2011, pursuant to the Duff & Phelps Corporation Amended and Restated 2007 Omnibus Stock Incentive Plan. The restrictions on transfer and forfeiture provisions of these shares are eliminated annually over four years based on ratable vesting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUFF & PHELPS CORPORATION

/s/ Edward S. Forman
Edward S. Forman
Executive Vice President, General Counsel and Secretary

Dated: October 31, 2011